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FOR:              MEDIX RESOURCES, INC.

CONTACT:          John R. Prufeta, President and CEO
                  (212) 697-2509
                  (212) 681-9817 (fax)
                  JPRUFETA@CYMEDIX.COM

KCSA INVESTOR     Sarah Shepard / Elena Bonaiuto
CONTACTS:         (212) 896-1236 / (212) 896-1233
                  (212) 697-0910 (fax)
                  SSHEPARD@KCSA.COM / EBONAIUTO@KCSA.COM

                                                      FOR IMMEDIATE RELEASE

             MEDIX RESOURCES, INC. CONFERENCE CALL REPORT & SUMMARY
NEW YORK,  January 25, 2001 - Medix Resources,  Inc. (AMEX:  MXR) conducted its first  telephonic  presentation  to the public on the  Company  and the
iHealth  industry,  Monday,  January 22, 2000,  hosted by John R.  Prufeta,
Medix  President and CEO. For those who were unable to  participate,  there will be a  replay  available  from  January  22,  2001 at  3:00  p.m.  EST, through  January 26, 2001 at 7:00 p.m.  EST. The  presentation  is about 45 minutes long.
      Please call:
                                 1(888) 266-2081 (Domestic)
                                 1(703) 925-2533 (International)

                                ID CODE: 4912752

      The following are highlights of the call:

Current Customers and Partners
     Mr.  Prufeta  reported  that,  "Over  the  last  year,  we have  learned  a tremendous amount from our pilots. One very important finding is that successful
connectivity   to  physicians  is  predicated  on  providing   physicians   with
connections to the majority of their key business partners, for example,  health plans, PBMs and labs. As a result, we are focusing  geographically on building a critical  mass of  sponsors.  For  example,  in Atlanta  Medix is  working  with physician  organizations,  Integrated  Delivery  Networks and local  insurers to expand connectivity programs.
     "A second finding was that we needed to develop a Web based version for our transaction  applications,  which we have  done for our lab and PBM  suites  and which are now in deployment.  The powerful  advantage for our Web-based products is that it gives physicians  access to these services  independent of where they are  physically  located  so  that  Medix  can be an  enabling  presence  at the physician's home, in the office, at the hospital...wherever.
     "Third, we validated the value of our Universal Interface,  and as a result we  developed  a  standalone  version  of the  product,  which  we  are  further
leveraging  by  striking   business   alliances  with  companies  where  we  can
collaborate in a multitude of ways.  The next  generation of our UI will feature significant  improvements  that  make  the UI a much  more  powerful  tool.  For example,  to even further streamline  workflow in the physician's office, we are developing  the  ability  for  the UI to  automatically  schedule  when  data is transferred from physician systems to the Web or handheld device. Added features such as this are a very strong value add for physicians. Most significantly,  we are  developing the ability for the UI to update the existing PMS. This gives us a two-way  interface  that opens up several  other  potentially  very  lucrative applications and markets for the technology."
     Mr. Prufeta  described the current status of five of the company's  current joint projects with Wellpoint,  Kaiser Permanente of Georgia, Loyola Hospital in
Chicago,  Advance  PCS and  Parkstone.  He also  noted that Medix has signed two contracts  that the company  believes have the potential to be very  significant for it.  However,  Medix is not able to disclose the contracts by agreement with those companies.

Pipeline
     Mr. Prufeta further reported that,  "Perhaps the most significant  progress in the last year has been in the development of our  distribution  and strategic sales organization. As a result, our sales pipeline has expanded significantly.
     "We have many opportunities that we are currently pursuing.  Today, most of our sales activity with sponsor  organizations is concentrated in 17 significant managed care companies having aggregate  memberships of approximately 37 million lives in our key focus markets.
     "The sales  cycle to large  health  insurers  is long - anywhere  from 6-18 months.  The good news is that since we  enhanced  our sales team  beginning  in
March 2000, our pipeline has grown  dramatically,  and we are at the point where we expect contracts to be reaching their final stages on a fairly regular basis.
One major  positive  outcome of these long sales  cycles is that we believe that barriers to competition are  resultantly  high. From both the payor and provider standpoint,  once you have proven  yourself and are embedded  into the workflow, history  has shown  that these  customers  tend to stay with you for a very long time.
     "Since Medix sells to very large sponsor  companies,  every single prospect in our pipeline is potentially  meaningful.  Anyone of these could easily make a significant difference to our company.

     "Keep in mind that  signing a contract  permits  us to deploy to  sponsored physicians.  Once we sign a contract,  we rapidly move into a development  phase that includes  establishing the interface  connection to the sponsor,  tailoring the physician  interface to the sponsor's  requirements,  and  incorporating the payor-specific  rules on our servers.  Typically,  this takes 90 days.  The next phase is to deploy to the physicians and to monitor the activity of the product.
The pilot stage will usually take at least  another 90 days and, as we have seen with our first three  pilots,  can be extended  for reasons  beyond our control.
Once we have reached certain milestones, we move out of the pilot phase and into production.  At this point,  we begin to collect  transaction  fees.  As we move forward,  we expect the initial  technology phase to shrink, and the pilot phase to disappear  entirely.  In fact, in several of our  discussions  with new sales prospects, the plan is to eliminate the pilot phase altogether.
     "That being said,  there will be situations  where it is clearly in Medix's interest to agree to an initial  pilot with defined  timelines  and  transaction fees.  For our first entree in a given  market,  this gives us time to build the payor connections before we begin to be measured against deployment milestones."

Financing
     Mr. Prufeta said, "We are pursuing a two-pronged approach towards financing
--with strategic as well as non-strategic  prospective investors.  I'm not going to rehash what happened to our sector or the  financial  markets in general last year.  We all know too well.  Despite the fact that the appetite for  investment has declined precipitously since last spring, we remain focused and committed to raising  strategic  capital and are  pursuing  several  promising  opportunities jointly with UBS Warburg.  In addition,  we view institutional  investors and VC funds as important  potential sources of capital for the Company moving forward.
As you know,  we recently  raised  capital  through a private  placement,  which permits us to continue our  operations  for several  months.  Our business  plan calls for us to raise an additional  TEN MILLION  dollars in capital to fund our ongoing operating requirements into the first quarter of 2002.
     "One last comment on  financing.  Our funding  needs in absolute  terms are minimal  relative to some of the enormous pools of capital that have been raised and burned up in the  healthcare  technology  space.  I believe that in the next
12-18  months it will become clear that our  products  generate  huge savings in money,  time,  and  human  lives.  Clearly,  as we  approach  these  objectives, financing for Medix will become less and less of an issue."

     Goals
     Mr. Prufeta  completed the  presentation by setting forth his goals for the company during 2001. He stated:
     "First,  we must attract one or more  investors who can fund our operations until we become profitable.
     "Second,  as mentioned,  it is a top priority to convert our existing pilot agreements into production contracts.  By year-end, we expect to have production agreements that are generating revenues for the company.
     "Third,  we plan to contract with a critical mass of  transaction  sponsors
and  physician  installations  in  Northern  California,   Southern  California,
Georgia, and the New York Metropolitan Area.
     "Fourth, we expect to have at least 3 new distribution alliances in place.
     "I believe that if we achieve these goals, the value of our technology will have been proven,  our sales pipeline will be vast, our currency will be strong, and our visibility on the Street and among institutional  investors will improve dramatically."

About Medix Resources, Inc.
     Medix  Resources,  Inc.  through its wholly owned  subsidiary  Cymedix Lynx
Corporation  is  the  developer  and  provider  of  the  Cymedix.com(R)suite  of fully-secure,  patented  Internet  based  software  products,  that  will  allow instantaneous  communication  of high value added healthcare  information  among
doctor  offices,   hospitals,  health  management  organizations  and  insurance companies.  Additional  information  about Medix  Resources and its products and services  can be found by  visiting  its Web sites,  www.medixresources.com  and
www.cymedix.com, or by calling (800) 326-8773.

                                      # # #

Information  in this press  release  contains  forward-looking  statements  that involve  risks and  uncertainties  that might  adversely  affect  the  Company's
operating  results  in  the  future  to  a  material  degree.   Such  risks  and
uncertainties include,  without limitation,  the ability of the Company to raise capital to finance the development of its software  products,  the effectiveness and the  marketability of those products,  the ability of the Company to protect its proprietary  information,  and the  establishment of an efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are presented in detail in the Company's Form 10-KSB for 1999,and its Form  10-QSB  for the third  quarter  of 2000,  which  were  filed  with the
Securities  and Exchange  Commission  on March 30, 2000,  and November 14, 2000,
respectively. This information is available from the SEC or the Company.

           This press release and prior releases are available on the
            KCSA Public Relations Worldwide Web site at WWW.KCSA.COM